Exhibit 4.19

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of March 19, 2018

by and between

CITI REAL ESTATE FUNDING INC.

(Initial Note A1-A Holder, Initial Note A1-B Holder, Initial Note A1-C Holder,
Initial Note A1-D Holder, Initial Note A1-E Holder and Initial Note A1-F Holder)

and

CITI REAL ESTATE FUNDING INC.

(Initial Note A2 Holder)

and

IGIS US PRIVATE PLACEMENT REAL ESTATE INVESTMENT TRUST NO. 169,
A KOREAN COMPANY

(Initial Note B Holder)

65 Bay Street

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of March 19, 2018 by and between CITI REAL ESTATE FUNDING INC. (“CREFI” and, together with its successors and assigns in interest, in its capacity as initial owner of Note A1-A, the “Initial Note A1-A Holder”), and in its capacity as the initial agent, the “Initial Agent”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A1-B, the “Initial Note A1-B Holder”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A1-C, the “Initial Note A1-C Holder”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A1-D, the “Initial Note A1-D Holder”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A1-E, the “Initial Note A1-E Holder”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A1-F, the “Initial Note A1-F Holder”), CREFI (together with its successors and assigns in interest, in its capacity as initial owner of Note A2, the “Initial Note A2 Holder”), and IGIS US PRIVATE PLACEMENT REAL ESTATE INVESTMENT TRUST NO. 169 (“IBK” and, together with its successors and assigns in interest, in its capacity as initial owner of Note B, the “Initial Note B Holder”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein) CREFI originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to Morgan Street Developers Urban Renewal Company, LLC (the “Mortgage Loan Borrower”), which is evidenced by eight promissory notes, dated as of March 14, 2018, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”): (i) one promissory note in the original principal amount of $20,000,000 (“Note A1-A”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-A Holder, (ii) one promissory note in the original principal amount of $20,000,000 (“Note A1-B”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-B Holder, (iii) one promissory note in the original principal amount of $20,000,000 (“Note A1-C”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-C Holder, (iv) one promissory note in the original principal amount of $20,000,000 (“Note A1-D”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-D Holder, (v) one promissory note in the original principal amount of $10,000,000 (“Note A1-E”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-E Holder, (vi) one promissory note in the original principal amount of $10,000,000 (“Note A1-F”) made by the Mortgage Loan Borrower in favor of the Initial Note A1-F Holder, (vii) one promissory note in the original principal amount of $60,400,000 (“Note A2”) made by the Mortgage Loan Borrower in favor of the Initial Note A2 Holder, and (viii) one promissory note in the original principal amount of $39,600,000 (“Note B”) made by the Mortgage Loan Borrower in favor of CREFI;

WHEREAS, CREFI has sold Note B to the Initial Note B Holder; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A1-A, Note A1-B, Note A1-C, Note A1-D, Note A1-E, Note A1-F, Note A2 and Note B;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.          Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Property Protection Advances and reasonable out-of-pocket expenses incurred by and reimbursable to any Servicer, Trustee, certificate administrator or fiscal agent pursuant to the Servicing Agreement relating solely to the Mortgage Loan, and (b) all interest accrued on Advances made by any Servicer or Trustee in accordance with the terms of the Servicing Agreement.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement (but for purposes hereof shall be limited to Advances in respect of the Mortgage Loan or the Mortgaged Property).

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is the office of the Initial Note A1-A Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to “Appraisal Reduction” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed pursuant to the Note A1-A PSA.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean the certificate administrator appointed pursuant to the Note A1-A PSA.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Servicing Agreement.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Companion Distribution Account” shall have the meaning assigned to such term in the Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” means a Note A2 Control Appraisal Period or a Note B Control Appraisal Period, as the context may require.

“Controlling Class Representative” shall mean the “Controlling Class Representative”, if any, as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note B Holder, unless a Note B Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Note B Control Appraisal Period has occurred and is continuing and no Note A2 Control Appraisal Period has occurred and is continuing, the Note A2 Holder, and (iii) if and for so long as a Note A2 Control Appraisal Period has occurred and is continuing, the Note A1-A Holder; provided that at any time the Note A1-A Holder is the Controlling Noteholder and Note A1-A is included in the Note A1-A Securitization, references to the “Controlling Noteholder” herein shall mean the Controlling Class Representative or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; and provided further that, if the Note A2 Holder or the Note B Holder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in Note A2 or Note B, respectively, is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note A2 or Note B, respectively, then a Note A2 Control Appraisal Period or a Note B Control Appraisal Period, respectively, shall be deemed to have occurred; and provided further, however, that if the Note A1-A Holder would be the Controlling Noteholder pursuant to the terms hereof, but at least 50% of the interests in Note A1-A are held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of Note A1-A, then the Controlling Noteholder shall be the Noteholder for the Senior Note that (x) is not held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would not otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of such Senior Note and (y) has the largest Principal Balance (it being understood that if two or more Senior Notes meet such requirements and have the same Principal Balance, then the Note with the lower alphabetical suffix will control (e.g., Note A1-B ahead of Note A1-C); and provided further, however, that if no Senior Note meets the criteria set forth in clause (x) of the immediately preceding proviso and a Note A2 Control Appraisal Period is in effect, then there shall be no Controlling Noteholder. The Note B Holder is the Controlling Holder as of the Closing Date.

“CREFI” shall have the meaning assigned to such term in the preamble to this Agreement.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Custodian” shall have the meaning assigned to such term in the Servicing Agreement.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Mortgage Loan Purchase Price” shall mean:

(i) in connection with the purchase of the Senior Notes by the Note A2 Holder or the Note B Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the aggregate Principal Balance of the Senior Notes, (b) accrued and unpaid interest on the aggregate Principal Balance of the Senior Notes at the Note A1 Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Senior Noteholders, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Property Protection Advances payable or reimbursable to any Servicer, and special servicing fees incurred by or on behalf of any Senior Noteholder), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of any Senior Noteholder, (f) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased more than ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to any Senior Noteholder pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (i)(d) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on the Senior Notes at the Note A1 Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement; and

(ii) in connection with the purchase of Note A2 by the Note B Holder, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a) the Principal Balance of Note A2, (b) accrued and unpaid interest on the Note A2 Principal Balance at the Note A2 Rate from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Note A2 Holder, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount with respect to an Advance made by or on behalf of the Note A2 Holder, (e) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (f) any Recovered Costs not reimbursed previously to the Note A2 Holder pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (ii)(c) through (f) of this definition. If the Mortgage Loan is converted into a Foreclosure Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on Note A2 at the Note A2 Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Depositor” shall mean the depositor under the Note A1-A PSA.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Final Recovery Determination” shall have the meaning assigned to such term in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Foreclosure Property” shall have the meaning assigned to such term in the Servicing Agreement.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-A Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-B Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-C Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-D Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-E Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A1-F Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note A2 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note B Holder” shall have the meaning assigned to such term in the recitals.

“Initial Noteholders” shall mean, collectively, the Initial Note A1-A Holder, the Initial Note A1-B Holder, the Initial Note A1-C Holder, the Initial Note A1-D Holder, the Initial Note A1-E Holder, the Initial Note A1-F Holder, the Initial Note A2 Holder and the Initial Note B Holder.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interested Person” shall mean the Depositor, a Non-Lead Depositor, the Master Servicer, a Non-Lead Master Servicer, the Special Servicer, a Non-Lead Special Servicer, a Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, a Non-Lead Operating Advisor, the Controlling Noteholder Representative, a Non-Controlling Noteholder, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean the Note A1-A Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean any Senior Note held by the Lead Securitization.

“Lead Securitization Noteholder” shall mean the Note A1-A Holder.

“Lead Securitization Servicing Agreement” shall mean the Note A1-A PSA.

“Lead Securitization Trust” shall mean the Note A1-A Securitization Trust.

“Lender” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term in the Servicing Agreement or any one or more analogous terms in the Servicing Agreement.

“Major Decisions” shall mean:

(i)          any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any Foreclosure Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than the waiver or reduction of late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)         following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)        any sale of the Mortgage Loan or Foreclosure Property for less than the applicable Purchase Price (as defined in the Servicing Agreement);

(v)         any determination to bring the Mortgaged Property or a Foreclosure Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at the Mortgaged Property or a Foreclosure Property;

(vi)        any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)       any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the Mortgage Loan Borrower;

(viii)      any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)         any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or any decision not to enforce rights) with respect thereto;

(x)          any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)         any determination that a Cash Trap Period (as defined in the Mortgage Loan Agreement) has commenced or terminated, and any releases of any amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)        any approval or disapproval of a proposed assumption of the Mortgage Loan, and any approval of the related documentation, in each case pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(xiii)       any determination of an Acceptable Insurance Default (as defined in the Servicing Agreement);

(xiv)       any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in clause (c) of the definition of “Specially Serviced Loan” (as defined in the Servicing Agreement);

(xv)        any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at the Mortgaged Property if the lease involves a ground lease or a lease of an outparcel or affects an area greater than or equal to the greater of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property;

(xvi)       any adoption or implementation of a budget submitted by the Mortgage Loan Borrower to the extent lender approval is required under the Mortgage Loan Documents;

(xvii)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xviii)     the release of a guarantor under the Mortgage Loan Documents or the approval of any replacement or additional guarantor under the Mortgage Loan Documents;

(xix)       the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property;

(xx)        subject to the REMIC provisions of the Code, any determination regarding the application of casualty or condemnation proceeds to restoration of the Mortgaged Property or to repayment of the Mortgage Loan;

(xxi)       any proposed modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents, other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no lender discretion; or

(xxii)      any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or Guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

provided, however that upon the occurrence and during the continuance of a Note A2 Control Appraisal Period, “Major Decision” shall have the meaning given to such term in the Servicing Agreement.

“Master Servicer” shall mean the master servicer appointed pursuant to the Servicing Agreement.

“Master Servicer Remittance Date” shall have the meaning assigned to such term in the Servicing Agreement.

“Model PSA” shall mean that certain pooling and servicing agreement, dated as of July 1, 2017, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, N.A., as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, relating to the JPMCC Commercial Mortgage Trust 2017-JP7, Commercial Mortgage Pass-Through Certificates, Series 2017-JP7.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar”: Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of March 14, 2018, between the Mortgage Loan Borrower, as Borrower, and CREFI, as Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A1 Rate, the Note A2 Rate and the Note B Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note A1 Rate” shall mean the Note A1 Rate minus the Servicing Fee Rate.

“Net Note A2 Rate” shall mean the Note A2 Rate minus the Servicing Fee Rate.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate.

“Non-Controlling Noteholder” shall mean a Noteholder that is not the Controlling Noteholder.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Noteholders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the certificate administrator or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Note” shall mean each Note other than (i) Note A1-A and (ii) any other Note held in the Note A1-A Securitization.

“Non-Lead Noteholder” shall mean any Holder of a Non-Lead Note.

“Non-Lead Operating Advisor” shall mean the trust advisor, operating advisor or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization that is not the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean any Senior Note that is not held as part of the Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean any Senior Noteholder that is not the Lead Securitization Noteholder.

“Non-Lead Securitization Servicing Agreement” shall mean from and after the date a Non-Lead Securitization Note is included in a Non-Lead Securitization, the pooling and servicing agreement entered into in connection with such Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative.

“Non-Lead Securitization Trust” shall mean any Securitization Trust other than the Lead Securitization Trust.

“Non-Lead Special Servicer” shall mean the applicable “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Sponsor” shall mean the applicable, then-current Senior Noteholder (immediately prior to the applicable Non-Lead Securitization) in its capacity as the sponsor with respect to such Non-Lead Securitization Note in connection with such Non-Lead Securitization.

“Non-Lead Trustee” shall mean the applicable “trustee” under any Non-Lead Securitization Servicing Agreement.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Property Protection Advance” shall have the meaning assigned to the term “Nonrecoverable Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Note” shall mean any of Note A1-A, Note A1-B, Note A1-C, Note A1-D, Note A1-E, Note A1-F, Note A2 and Note B, as applicable.

“Note A1 Default Rate” shall mean a rate per annum equal to the Note A1 Rate plus the Note Default Interest Spread.

“Note A1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the sum of the Note A1-A Principal Balance, the Note A1-B Principal Balance, the Note A1-C Principal Balance, the Note A1-D Principal Balance, the Note A1-E Principal Balance and the Note A1-F Principal Balance and the denominator of which is the sum of the Note A1-A Principal Balance, the Note A1-B Principal Balance, the Note A1-C Principal Balance, the Note A1-D Principal Balance, the Note A1-E Principal Balance, the Note A1-F Principal Balance the Note A2 Principal Balance and the Note B Principal Balance.

“Note A1 Rate” shall mean the Note A1 Rate set forth on the Mortgage Loan Schedule.

“Note A1 Relative Spread” shall mean the ratio of the Note A1 Rate to the Mortgage Loan Rate.

“Note A1-A” shall have the meaning assigned to such term in the recitals.

“Note A1-A Holder” shall mean the Initial Note A1-A Holder, or any subsequent holder of Note A, together with its successors and assigns.

“Note A1-A Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-A Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-A Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-A PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-A, by and between (a) the Trustee, (b) the Master Servicer, (c) the Special Servicer, (d) the Depositor, (e) the Certificate Administrator, (f) the Operating Advisor and (g) the Asset Representations Reviewer.

“Note A1-A Securitization” shall mean the sale by the Note A1-A Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the Depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-A Securitization Trust” shall mean a trust formed pursuant to the Note A1-A Securitization pursuant to which Note A1-A is held.

“Note A1-B” shall have the meaning assigned to such term in the recitals.

“Note A1-B Holder” shall mean the Initial Note A1-B Holder, or any subsequent holder of Note A1-B, together with its successors and assigns.

“Note A1-B Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-B Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-B PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-B.

“Note A1-B Securitization” shall mean the sale by the Note A1-B Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the applicable depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-B Securitization Trust” shall mean a trust formed pursuant to Note A1-B Securitization pursuant to which Note A1-B is held.

“Note A1-C” shall have the meaning assigned to such term in the recitals.

“Note A1-C Holder” shall mean the Initial Note A1-C Holder, or any subsequent holder of Note A1-C, together with its successors and assigns.

“Note A1-C Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-C Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-C Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-C PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-C.

“Note A1-C Securitization” shall mean the sale by the Note A1-C Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the applicable depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-C Securitization Trust” shall mean a trust formed pursuant to Note A1-C Securitization pursuant to which Note A1-C is held.

“Note A1-D” shall have the meaning assigned to such term in the recitals.

“Note A1-D Holder” shall mean the Initial Note A1-D Holder, or any subsequent holder of Note A1-D, together with its successors and assigns.

“Note A1-D Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-D Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-D Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-D PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-D.

“Note A1-D Securitization” shall mean the sale by the Note A1-D Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the applicable depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-D Securitization Trust” shall mean a trust formed pursuant to Note A1-D Securitization pursuant to which Note A1-D is held.

“Note A1-E” shall have the meaning assigned to such term in the recitals.

“Note A1-E Holder” shall mean the Initial Note A1-E Holder, or any subsequent holder of Note A1-E, together with its successors and assigns.

“Note A1-E Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-E Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-E Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-E PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-E.

“Note A1-E Securitization” shall mean the sale by the Note A1-E Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the applicable depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-E Securitization Trust” shall mean a trust formed pursuant to Note A1-E Securitization pursuant to which Note A1-E is held.

“Note A1-F” shall have the meaning assigned to such term in the recitals.

“Note A1-F Holder” shall mean the Initial Note A1-F Holder, or any subsequent holder of Note A1-F, together with its successors and assigns.

“Note A1-F Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A1-F Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A1-F Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A1-F PSA” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A1-F.

“Note A1-F Securitization” shall mean the sale by the Note A1-F Holder of all of such Note (or the first securitization of any portion of such Note, if applicable) to the applicable depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Note A1-F Securitization Trust” shall mean a trust formed pursuant to Note A1-F Securitization pursuant to which Note A1-F is held.

“Note A2 Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Note A2 Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note A2 after the date of creation of Note A2, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note A2 and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note A2, is less than

(b)       25% of the remainder of (i) the initial Note A2 Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A2 Holder on Note A2 after the date of creation of Note A2, provided that a Note A2 Control Appraisal Period shall terminate upon the occurrence of a Threshold Event Cure by the Note A2 Holder.

“Note A2 Default Rate” shall mean a rate per annum equal to the Note A2 Rate plus the Note Default Interest Spread.

“Note A2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A2 Principal Balance and the denominator of which is the sum of the Note A1-A Principal Balance, the Note A1-B Principal Balance, the Note A-1C Principal Balance, the Note A1-D Principal Balance, the Note A1-E Principal Balance, the Note A1-F Principal Balance, the Note A2 Principal Balance and the Note B Principal Balance.

“Note A2 Rate” shall mean the Note A2 Rate set forth on the Mortgage Loan Schedule.

“Note A2 Relative Spread” shall mean the ratio of the Note A2 Rate to the Mortgage Loan Rate.

“Note A2” shall have the meaning assigned to such term in the recitals.

“Note A2 Holder” shall mean the Initial Note A2 Holder, and any successor in interest, or any subsequent holder of Note A2.

“Note A2 Principal Balance” shall mean, at any time of determination, the Initial Note A2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Control Appraisal Period” shall mean any period with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Note B Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B after the date of creation of Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B and (z) any losses realized with respect to the Mortgaged Property or the Mortgage Loan that are allocated to Note B, is less than

(b)       25% of the remainder of the (i) initial Note B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note B Holder on Note B after the date of creation of Note B, provided that a Note B Control Appraisal Period shall terminate upon the occurrence of a Threshold Event Cure by the Note B Holder.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Holder” shall mean the Initial Note B Holder, and any successor in interest, or any subsequent holder of the Note B.

“Note B Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B Principal Balance and the denominator of which is the sum of the Note A1-A Principal Balance, the Note A1-B Principal Balance, the Note A1-C Principal Balance, the Note A1-D Principal Balance, the Note A1-E Principal Balance, the Note A1-F Principal Balance, the Note A2 Principal Balance and the Note B Principal Balance.

“Note B Principal Balance” shall mean, at any time of determination, the Initial Note B Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note B Relative Spread” shall mean the ratio of the Note B Rate to the Mortgage Loan Rate.

“Note Default Interest Spread” shall mean a rate per annum equal to four percent (4.0%); provided, however, that if the weighted average of the Note A1 Default Rate, the Note A2 Default Rate and the Note B Default Rate would exceed the maximum rate permitted by applicable law, the Note Default Interest Spread shall equal (i) the rate at which the weighted average of the Note A1 Default Rate, the Note A2 Default Rate and the Note B Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Note A1 Rate, the Note A2 Rate and the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean any of the Note A1-A Holder, the Note A1-B Holder, the Note A1-C Holder, the Note A1-D Holder, the Note A1-E Holder, the Note A1-F Holder, the Note A2 Holder and the Note B Holder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor appointed pursuant to the Lead Securitization Servicing Agreement.

“Original Note” shall have the meaning assigned to such term in the preamble to this Agreement.

“P&I Advance” shall mean an advance made by a party to a Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean any of the Note A1-A Principal Balance, the Note A1-B Principal Balance, the Note A1-C Principal Balance, the Note A1-D Principal Balance, the Note A1-E Principal Balance, the Note A1-F Principal Balance, the Note A2 Principal Balance and the Note B Principal Balance, as applicable.

“Property Protection Advance” shall have the meaning assigned to the term “Servicing Advance” in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Purchased Note” has the meaning assigned to such term in Section 12.

“Purchasing Noteholder” has the meaning assigned to such term in Section 12.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders (and any Affiliates and subsidiaries of such entity and any other Person that is:

(a)       an entity Controlled (as defined below) by, under common Control with or Controlling any of the Initial Note A1-A Holder, the Initial Note A1-B Holder, the Initial Note A1-C Holder, the Initial Note A1-D Holder, the Initial Note A1-E Holder, the Initial Note A1-F Holder, the Initial Note A2 Holder or the Initial Note B Holder, or

(b)       one or more of the following:

(i)          a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)         an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)        a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Subordinate Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a

Rating Agency Confirmation will not be required in connection with a transfer of such Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)        an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Noteholder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)         an entity substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(vi)        a Person that is otherwise a Qualified Institutional Lender but is acting in an agency capacity for a syndicate of lenders where at least 51% of the lenders in such syndicate are otherwise Qualified Institutional Lenders under clauses (b)(i), (ii), (iv) and (v) above, or

(vii)       a private real estate trust established and authorized under the laws of Korea (an “Acquiring Korean Trust”), so long as (x) the beneficiaries of, and owners of not less than 51% of the equity interest in, the Acquiring Korean Trust are, directly or indirectly, Persons that are otherwise Qualified Institutional Lenders and satisfy the capital surplus/equity and total asset requirements set forth below, or

(c)       any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar or, (f) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of any Senior Note; provided, however, that, at any time during which any Senior Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the Depositor or any Non-Lead Depositor from time to time to rate the securities issued in connection with the applicable Securitization.

“Rating Agency Confirmation” shall mean, after a Securitization, the meaning given thereto or to any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” shall mean any of the Note A1 Relative Spread, Note A2 Relative Spread or Note B Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of either “CSS3” or “CLLSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage-backed securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage-backed securities or placed any class of commercial mortgage-backed securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the

Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by the Note A1-A Holder, Note A1-B Holder, Note A1-C Holder, Note A1-D Holder, Note A1-E Holder, Note A1-F Holder, Note A2 Holder or Note B Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of Note A1-A or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Servicing Agreement or a Non-Lead Securitization Servicing Agreement, as the context may require.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Securitizing Noteholder” has the meaning assigned to such term in Section 2(a).

“Selling Noteholder” has the meaning assigned to such term in Section 12.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the Note A2 Holder or the Note B Holder in accordance with Section 11) and shall not be deemed to exist to the extent the Note A2 Holder or the Note B Holder is exercising its cure rights under Section 11 or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

“Senior Notes” means Note A1-A, Note A1-B, Note A1-C, Note A1-D, Note A1-E and Note A1-F.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Agreement” shall mean the Lead Securitization Servicing Agreement; provided that in the event that the Lead Securitization Note is no longer an asset of the trust fund created pursuant to the Lead Securitization Servicing Agreement, the “Servicing Agreement” shall be determined in accordance with Section 2(f).

“Servicing Fee Rate” shall be the per annum rate at which primary servicing fees are payable in respect of the Mortgage Loan (but in no event in excess of 0.00250%) per annum) as set forth in the Servicing Agreement. The Servicing Fee Rate shall not reflect any master servicing fees payable by any Noteholder.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed pursuant to the Servicing Agreement and this Agreement.

“Specially Serviced Loan” shall have the meaning assigned to such term in the Servicing Agreement.

“Subordinate Note” shall mean each of Note A2 and Note B.

“Subordinate Noteholder” shall mean each of the Note A2 Holder and the Note B Holder.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or

(ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the trustee appointed pursuant to the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Withheld Amounts” shall have the meaning assigned to such term in Section 3.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with this Agreement and the Servicing Agreement.

Section 2.          Servicing.

(a)       Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Servicing Agreement (including a determination of recoverability thereunder). Each Noteholder acknowledges that another Noteholder (including, in particular, the Senior Noteholders) may elect, in its sole discretion, to include the related Note in a Securitization (any such Noteholder, a “Securitizing Noteholder”) and agrees that it will reasonably cooperate with such Securitizing Noteholder, at such Securitizing Noteholder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the Trustee under the Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Servicing Agreement by the Depositor (subject to replacement by the Controlling Noteholder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Servicing Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement

(subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require any Servicer to enforce the rights of any Noteholder against any other Noteholder or limit any Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)       In no event shall any Subordinate Noteholder be entitled to exercise any rights of the “directing holder”, controlling or consulting class or any analogous class or holder under the Servicing Agreement except to the extent such Subordinate Noteholder is given such rights expressly under the terms of this Agreement or the Servicing Agreement in its capacity as the Controlling Noteholder, and in no event may any such “directing holder”, controlling or consulting class or analogous class or holder under the Servicing Agreement have any of the rights of the Controlling Noteholder hereunder except during a Note A2 Control Appraisal Period.

(c)       In no event may the Servicing Agreement change the interest allocable to, or the amount of any payments due to, any Subordinate Noteholder or materially increase any Subordinate Noteholder’s obligations or materially decrease any Subordinate Noteholder’s rights, remedies or protections hereunder or otherwise adversely affect any Subordinate Noteholder’s rights hereunder.

(d)       The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in each of the Collection Account and the Companion Distribution Account that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account and Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Protection Advance or a Nonrecoverable Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Protection Advances, from general collections of each Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Protection Advance or any Advance Interest Amounts on a Property Protection Advance or a

Nonrecoverable Property Protection Advance, each Non-Lead Securitization Noteholder (including from general collections or any other amounts from the related Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Property Protection Advance or Advance Interest Amounts.

In addition, each Non-Lead Securitization Noteholder (including, but not limited to, the related Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Noteholder’s pro rata share of any additional trust fund expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan and allocable to the Senior Noteholders pursuant to this Agreement and as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation and allocated to the Senior Noteholders, in each case to the extent amounts on deposit in the Companion Distribution Account that are allocated to the Non-Lead Securitization Notes are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if any Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from the related Non-Lead Securitization Trust). Each Non-Lead Securitization Noteholder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, such Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if such Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

Each Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the applicable Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by such Non-Lead Master Servicer, such Non-Lead Special Servicer or such Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. The Master Servicer, the Trustee, a Non-Lead Master Servicer or a Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance that becomes non-recoverable and advance interest thereon first from the Collection Account (in the case of the Lead Securitization Note) or the Companion Distribution Account (in the case of a Non-Lead Securitization Note) from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Non-Lead Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(e)       The Servicing Agreement shall contain provisions to the effect that (and to the extent such following provisions are not included in the Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)        any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders on the “master servicer remittance date” under the Servicing Agreement;

(ii)       each Non-Lead Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as such Non-Lead Noteholder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust but not limited to standard CREFC reports and Asset Status Reports, provided that if an interest in the requesting Noteholder or its related Note is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then such requesting Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy or any “excluded information” or analogous term under the Servicing Agreement;

(iii)      each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(iv)      the Servicing Agreement may not be amended without the consent of each Non-Lead Noteholder if such amendment would be materially adverse to such Non-Lead Noteholder or would materially adversely affect the Mortgage Loan or any Non-Lead Noteholder’s rights with respect thereto or would alter any term that is defined herein by reference to the Servicing Agreement in a manner that is materially adverse to a Non-Lead Noteholder;

(v)       [reserved];

(vi)      the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(vii)     if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Property Protection Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Property Protection Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(viii)    the Master Servicer shall remit all payments allocated to a Non-Lead Securitization Note pursuant to Section 3 or 4, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the related Non-Lead Securitization Noteholder by the earlier of (x) the Master Servicer Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case as long as the date on which remittance is required under this clause (viii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement, provided, that any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Master Servicer in accordance with Section 2(c)(xv) below;

(ix)       with respect to each Non-Lead Note, the Master Servicer agrees to deliver or cause to be delivered or to make available to the Noteholder (or, in the case of a Non-Lead Note held by a Securitization, the related Non-Lead Master Servicer) all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, the Non-Lead Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Master Servicer Remittance Date and (y) the Business Day following the related Non-Lead Securitization Determination Date (if any), in each case so long as the date on which delivery is required under this clause (ix) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(x)        the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Noteholder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to any other party to the Lead Securitization Servicing Agreement at the time provided to such other party;

(xi)       the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Noteholders (including any respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(xii)      each Non-Lead Noteholder shall be entitled to the same indemnity as the Lead Securitization Noteholder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and each Non-Lead Depositor, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (xiii) below in a timely manner, (ii) its failure to perform its obligations to such Non-Lead Depositor or the related Non-Lead Trustee under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than an Initial Sub-Servicer) to perform its obligations to such depositor or trustee under such Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(xiii)     with respect to any Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause an Initial Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the related Non-Lead Securitization Servicing Agreement, in the case of sub-clauses (i) and (ii), as the related Non-Lead Depositor or the related Non-Lead Trustee reasonably believes, in good faith, are required in order for such Non-Lead Depositor or such Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the Commission or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Depositor or the Lead Securitization Noteholder shall provide or cause to be provided to such Non-Lead Depositor (and to counsel to such Non-Lead Depositor) and such Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of any Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the related Non-Lead Sponsor) or contained in a Lead Securitization Form 8-K), for inclusion in the disclosure materials or a Form 8-K relating to any securitization of a Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of the related Non-Lead Sponsor), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to each Non-Lead Depositor and each Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to such Non-Lead Depositor and such Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(xiv)    each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with the related Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Depositor under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with Deficient Exchange Act Deliverables. All respective reasonable out-of-pocket costs and expenses incurred by a Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xv)     any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to the related Non-Lead Master Servicer or the related Non-Lead Trustee shall be remitted by the Master Servicer to the related Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to the related Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead remit such amounts on the same Business Day that such properly identified funds become available to the Master Servicer;

(xvi)    each Non-Lead Master Servicer and each Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or such Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xvii)   to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with a Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xviii)  Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (i) solely with respect to the Master Servicer, the failure to timely remit payments to a Non-Lead Noteholder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (ii) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Companion Distribution Account, as applicable, any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (iii) solely with respect to the Special Servicer, the failure to maintain the Required Special Servicer Rating or to be otherwise acceptable to each Rating Agency rating a Securitization, which failure continues unremedied for a period of sixty (60) days following actual knowledge thereof by the Special Servicer; (iv) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with a Non-Lead Securitization by the Rating Agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (v) the failure to provide to a Non-Lead Securitization Noteholder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting any Non-Lead Noteholder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of any Non-Lead Noteholder, require the appointment of a subservicer with respect to the affected Non-Lead Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Noteholder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of a Non-Lead Noteholder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xix)     upon any resignation of the Master Servicer or the Special Servicer, any termination of the Master Servicer or Special Servicer and/or any replacement thereof, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to (A) each Non-Lead Trustee, each Non-Lead Master Servicer, and each Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act (provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from the related Non-Lead Depositor) and (B) each Subordinate Noteholder;

(xx)      if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the related Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller; and

(xxi)     any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

Furthermore, Servicing Agreement, as it relates to the servicing of the Subordinate Notes, shall contain provisions no less favorable to the Subordinate Noteholders than the comparable provisions contained in the Model PSA.

(f)        Each Non-Lead Securitization Noteholder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in such Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)        such Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Nonrecoverable Property Protection Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to the Notes are insufficient to cover such Property Protection Advances or additional trust fund expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or other additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)       each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the Companion Distribution Account that are allocated to related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)      the related Non-Lead Master Servicer, the related Non-Lead Trustee or the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the related Non-Lead Securitization, notice of the deposit of the related Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the related Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the related Non-Lead Trustee, the related Non-Lead Certificate Administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of any Non-Lead Securitization Noteholder as a “Non-Controlling Noteholder” under this Agreement), accompanied by a copy of the executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer, the related Non-Lead Trustee or the party designated to exercise the rights of any Non-Lead Securitization Noteholder as a “Non-Controlling Noteholder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)      the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(g)       The Initial Note A1-A Holder shall:

(i)        give each Non-Lead Securitization Noteholder notice of the Securitization of the Lead Securitization Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable pricing date for the Lead Securitization, together with contact information for each of the parties to the Lead Securitization Servicing Agreement; and

(ii)       send to each Non-Lead Securitization Noteholder, the parties to the related Non-Lead Securitization Servicing Agreement (that are not also party to the Lead Securitization Servicing Agreement) and each Subordinate Noteholder (x) on the Lead Securitization Date (to the extent the applicable parties to the related Non-Lead Securitization Servicing Agreement have been engaged by the related Non-Lead Depositor on or prior to the Lead Securitization Date), a copy (in EDGAR-compatible format) of the execution version of the Lead Securitization Servicing Agreement, (y) within (1) one Business Day after the date of any re-filing by the Depositor of the Lead Securitization Servicing Agreement with the Commission to account for any changes thereto (other than a formal amendment thereto following the Lead Securitization Date), a copy (in EDGAR-compatible format) of the re-filed Lead Securitization Servicing Agreement, and (z) promptly following distribution thereof to the parties to the Lead Securitization Servicing Agreement, any changes made by the Depositor to the Lead Securitization Servicing Agreement (other than a formal amendment thereto following the Lead Securitization Date).

(h)       Each Non-Lead Securitization Noteholder shall provide (or cause to be provided) to the Lead Securitization Noteholder and the parties to the Lead Securitization Servicing Agreement (provided that the Lead Securitization Servicing Agreement has been delivered to such Non-Lead Securitization Noteholder) notice of the closing of the related Non-Lead Securitization, in writing (which may be by email) prior to or promptly following the related Non-Lead Securitization Date, which notice shall include a copy of the related Non-Lead Securitization Servicing Agreement.

(i)        Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(j)        At any time after the Securitization Date that Note A1-A is no longer subject to the provisions of the Servicing Agreement, the Note A1-A Holder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to each other Senior Noteholder and each Subordinate Noteholder, in substance, to those in the Servicing Agreement and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a written confirmation shall have been obtained from each Rating Agency rating such Securitization that the appointment of the servicer(s) pursuant to such servicing agreement would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with such Securitization; provided, further, that until a replacement servicing agreement has been entered into, the Note A1-A Holder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, however, that the Servicer under such replacement Servicing Agreement shall have no further obligations to advance monthly payments of principal and interest; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer meeting the requirements of the Servicing Agreement appointed by the Note A1-A Holder and the special servicer appointed by the Controlling Noteholder (which special servicer must satisfy the Required Special Servicer Rating of, or otherwise be acceptable to, each of the Rating Agencies rating any outstanding Securitization) and does not have to be performed by the service providers set forth under the Servicing Agreement.

Section 3.          Subordination of the Subordinate Notes; Payments Prior to a Sequential Pay Event. Note A2 and the rights of the Note A2 Holder to receive payments of interest, principal and other amounts with respect to Note A2 shall at all times be junior, subject and subordinate to the Senior Notes and the respective rights of the Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Senior Notes, as and to the extent set forth herein. Note B and the rights of the Note B Holder to receive payments of interest, principal and other amounts with respect to such Note B shall at all times be junior, subject and subordinate to the Senior Notes and Note A2 and the respective rights of the Senior Noteholders and the Note A2 Holder to receive payments of interest, principal and other amounts with respect to the Senior Notes and Note A2, as and to the extent set forth herein. If no Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, all of which shall be payable by each of the Senior Noteholders to such parties out of distributions made to them in respect of their respective Senior Notes), with respect to the Mortgage Loan pursuant to the Servicing Agreement (such amounts contemplated by clauses (x) and (y), “Withheld Amounts”), shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)        first, to the Senior Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate Principal Balance of the Senior Notes at the Net Note A1 Rate;

(b)       second, to the Senior Noteholders, pro rata (based on the respective Principal Balances of the Senior Notes) in an aggregate amount equal to the sum of (x) the Note A1 Percentage Interest of all principal payments received (other than principal payments related to Insurance and Condemnation Proceeds that the Mortgage Loan Borrower is required to pay to the

Noteholders on a sequential basis), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan and (y) any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders, until the aggregate Principal Balance of the Senior Notes has been reduced to zero;

(c)       third, to the Senior Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Senior Noteholders including any Recovered Costs not previously reimbursed by the Mortgage Loan Borrower (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)        fourth, to the Note A2 Holder in an amount equal to the accrued and unpaid interest on the Note A2 Principal Balance at the Net Note A2 Rate;

(e)        fifth, to the Note A2 Holder in an amount equal to the sum of (x) the Note A2 Percentage Interest of all principal payments received (other than principal payments related to Insurance and Condemnation Proceeds that the Mortgage Loan Borrower is required to pay to the Noteholders on a sequential basis), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan and (y) any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders remaining after giving effect to the allocations in clause (b) above, until the Note A2 Principal Balance has been reduced to zero;

(f)        sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(g)       seventh, to the Note B Holder in an amount equal to the sum of (x) the Note B Percentage Interest of all principal payments received (other than principal payments related to Insurance and Condemnation Proceeds that the Mortgage Loan Borrower is required to pay to the Noteholders on a sequential basis), if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan and (y) any Insurance and Condemnation Proceeds received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan allocated as principal on the Mortgage Loan and payable to the Noteholders remaining after giving effect to the allocations in clauses (b) and (e) above, until the Note B Principal Balance has been reduced to zero;

(h)       eighth, to the extent the Note A2 Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse such Note A2 Holder for all such cure payments;

(i)        ninth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments;

(j)        tenth, to the Senior Noteholders, pro rata (based on the respective Principal Balances of the Senior Notes) in an aggregate amount equal to the product of (i) the Note A1

Percentage Interest multiplied by (ii) the Note A1 Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(k)       eleventh, to the Note A2 Holder in an amount equal to the product of (i) the Note A2 Percentage Interest multiplied by (ii) the Note A2 Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(l)        twelfth, to the Note B Holder in an amount equal to the product of (i) the Note B Percentage Interest multiplied by (ii) the Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(m)      thirteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(l) and, as a result of a Workout the Principal Balance of Note A2 has been reduced, such excess amount shall be paid to the Note A2 Holder in an amount up to the reduction, if any, of the Note A2 Principal Balance as a result of such Workout, plus interest on such aggregate amount at the related Note A2 Rate;

(n)        fourteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(m) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(o)       fifteenth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Senior Noteholders, the Note A2 Holder and the Note B Holder in accordance with the Note A1 Percentage Interest, the Note A2 Percentage Interest and the Note B Percentage Interest, respectively, with the amount distributed to the Senior Noteholders to be allocated between the Senior Noteholders pro rata based on the respective Principal Balances of the Senior Notes; and

(p)       sixteenth, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount shall be paid pro rata to the Senior Noteholders, the Note A2 Holder and the Note B Holder in accordance with the initial Note A1 Percentage Interest, the initial Note A2 Percentage Interest and the initial Note B Percentage Interest, respectively, with the amount distributed to the Senior Noteholders to be allocated between the Senior Noteholders pro rata based on the respective Principal Balances of the Senior Notes.

Section 4.      Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement;

provided, if a Sequential Pay Event shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any Foreclosure Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding any Withheld Amounts, shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)        first, to the Senior Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the aggregate Principal Balance of the Senior Notes at the Net Note A1 Rate;

(b)       second, to the Senior Noteholders, pro rata (based on the respective Principal Balances of the Senior Notes), until the aggregate Principal Balance of the Senior Notes has been reduced to zero;

(c)       third, to the Senior Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Senior Noteholders including any Recovered Costs, in each case to the extent reimbursable by the Mortgage Loan Borrower but not previously reimbursed by the Mortgage Loan Borrower (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed to such Servicer), with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)        fourth, to the Note A2 Holder in an amount equal to the accrued and unpaid interest on the Note A2 Principal Balance at the Net Note A2 Rate;

(e)        fifth, to the Note A2 Holder, until the Note A2 Principal Balance has been reduced to zero;

(f)        sixth, to the extent the Note A2 Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note A2 Holder for all such cure payments; and to the Note A2 Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Note A2 Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(g)       seventh, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate;

(h)       eighth, to the Note B Holder, until the Note B Principal Balance has been reduced to zero;

(i)        ninth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such cure payments; and to the Note B Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Note B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Mortgage Loan Borrower;

(j)        tenth, to the Senior Noteholders, pro rata (based on the respective Principal Balances of the Senior Notes) in an aggregate amount equal to the product of (i) the Note A1 Percentage Interest multiplied by (ii) the Note A1 Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(k)       eleventh, to the Note A2 Holder in an amount equal to the product of (i) the Note A2 Percentage Interest multiplied by (ii) the Note A2 Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(l)        twelfth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note multiplied by (ii) the Note B Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(m)      thirteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(l) and, as a result of a Workout the Principal Balance of Note A2 has been reduced, such excess amount shall be paid to the Note A2 Holder in an amount up to the reduction, if any, of the Note A2 Principal Balance as a result of such Workout, plus interest on such aggregate amount at the related Note A2 Rate;

(n)        fourteenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(m) and, as a result of a Workout the Principal Balance of Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Note B Principal Balance as a result of such Workout, plus interest on such amount at the related Note B Rate;

(o)        fifteenth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid pro rata to the Senior Noteholders, the Note A2 Holder and the Note B Holder in accordance with the Note A1 Percentage Interest, the Note A2 Percentage Interest and the Note B Percentage Interest, respectively, with the amount distributed to the Senior Noteholders to be allocated between the Senior Noteholders pro rata based on the respective Principal Balances of the Senior Notes; and

(p)       sixteenth, if any excess amount, including, without limitation, any Default Interest, is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount shall be paid pro rata to the Senior Noteholders, the Note A2 Holder and the Note B Holder in accordance with the initial Note A1 Percentage Interest, the initial Note A2 Percentage Interest and the initial Note B Percentage Interest, respectively, with the amount distributed to the Senior Noteholders to be allocated between the Senior Noteholders pro rata based on the respective Principal Balances of the Senior Notes.

Section 5.          Administration of the Mortgage Loan.

(a)       Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Note A1-A Holder (or any Servicer acting on behalf of the Note A1-A Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Note A1-A Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below) and consistent with the Servicing Standard, the Note A1-B Holder and each Subordinate Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Note A1-A Holder (or any Servicer acting on behalf of the Note A1-A Holder) the rights, if any, that such A1-A Holder or Subordinate Noteholder, as applicable, has to, (i) call or cause the Note A1-A Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Note A1-A Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Note A1-A Holder (or any Servicer acting on behalf of the Note A1-A Holder) shall not have any fiduciary duty to any other Senior Noteholder, the Note A2 Holder or the Note B Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Note A1-A Holder from the obligation to make any disbursement of funds as set forth herein).

(b)       The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of this Agreement and the Servicing Agreement. The Servicers shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation, the rights of the Subordinate Noteholders set forth in Section 5(f) below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Note A1-A Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that (x) the interest of the Note A2 Holder is subordinate to the Senior Notes and (y) the interest of the Note B Holder is subordinate to the Senior Notes and Note A2, in the cause of each of (x) and (y) subject to the terms and conditions of this Agreement, including without limitation the rights of the Controlling Noteholder), and any

Subordinate Noteholder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)       Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Servicer in connection with a Workout of the Mortgage Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Mortgage Loan Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Mortgage Loan Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Senior Noteholders, Note A2 Holder and Note B Holder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Notes remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne, first, by the Note B Holder, second, by the Note A2 Holder, and then, by the Senior Noteholders (pro rata based on the Principal Balances of their respective Notes), in that order, in each case up to the amount otherwise due on such Note(s). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and (6)), in the case of any modification or amendment described above, the Note A1-A Holder (or the Servicer on its behalf) will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects (x) the subordination of Note A2 to the Senior Notes and (y) the subordination of Note B to the Senior Notes and Note A2, with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Note A1 Percentage Interest, to increase or reduce, as applicable, the Note A2 Percentage Interest, and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A1 Rate, the Note A2 Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Mortgage Loan Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)       All rights and obligations of the Note A1-A Holder described hereunder may be exercised by the Servicers on behalf of the Note A1-A Holder in accordance with the Servicing Agreement and this Agreement. Each Non-Lead Noteholder shall be provided access to any website that an investor would be permitted to access in accordance with the procedures set forth in the Servicing Agreement.

(e)       If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of

Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes a Senior Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Note A1-A Holder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Note A1-A Holder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Noteholder with respect to the REMIC containing the Note owned by such Noteholder.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that a Note is included in a REMIC and the other Notes are not, the other Noteholders shall not be required to reimburse such Noteholder that deposited its Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to either such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)       (i)Subject to clauses (ii) or (iii) below, if any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed or any fact or circumstance has occurred requiring that a Major Decision be made, or if the Servicer or Special Servicer otherwise intends to make a Major Decision, then the Servicer or Special Servicer, as applicable, shall deliver prompt written notice thereof to the Controlling Noteholder and its Controlling Noteholder Representative, if any, at least ten (10) Business Days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), and none of the Servicer, the Special Servicer or any other Person shall implement any decision with respect to such Major Decision (or make a determination not to take action with respect to such Major Decision) unless and until the Servicer or the Special Servicer, as applicable, has received the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative).

(ii)       If the Servicer or Special Servicer, as applicable, has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within ten (10) Business Days after delivery of the notice of such Major Decision, the Note A1-A Holder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of such Major Decision in all caps bold 14-point font: “This is a Second Notice. Failure to respond within ten (10) Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision,” and if the Controlling Noteholder fails to respond to the Note A1-A Holder (or the Special Servicer acting on its behalf) with respect to any such proposed action within ten (10) Business Days after receipt of such second notice, the Controlling Noteholder shall have no further consent rights with respect to such action (provided, however, that such failure to reply shall not affect the rights of the Controlling Noteholder to consent to any future actions).

(iii)      Notwithstanding the foregoing, the Note A1-A Holder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Note A1-A Holder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Note A1-A Holder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Note A1-A Holder (or any Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Note A1-A Holder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder, and the Special Servicer shall be required to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period (unless, the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). After the Note A1-A Securitization, references in this paragraph to a Non-Controlling Noteholder as such term relates to the Note A1-A Holder shall mean the Controlling Class Representative. After the Securitization of any other Senior Note, references in this paragraph to a Non-Controlling Noteholder as such term relates to the holder of such Senior Note shall mean the controlling class representative or directing certificateholder or analogous term under the applicable Securitization Servicing Agreement.

In addition to the consultation rights provided in the immediately preceding paragraph, each Non-Controlling Noteholder shall have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Servicer) with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

The Noteholders acknowledge that the Lead Servicing Agreement may contain certain provisions that give the Lead Operating Advisor certain non-binding consultation rights with respect to Major Decisions related to compliance with the Risk Retention Rules applicable to the Lead Securitization.

(g)       Either the Note A2 Holder or the Note B Holder shall be entitled to avoid a Note A2 Control Appraisal Period or a Note B Control Appraisal Period, respectively, caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the Special Servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred (which such Appraisal the Special Servicer will be required to deliver to each Subordinate Noteholder within two Business Days of receipt by the Special Servicer of such third party Appraisal) together with the Master Servicer’s calculation of the Appraisal Reduction Amount applicable to each Subordinate Note: (i) such Subordinate Noteholder shall have delivered Threshold Event Collateral as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Note A1-A Holder in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Note A1-A Holder (or after the closing of the Note A1-A Securitization, the Servicer or such other party as provided under the Servicing Agreement) as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s, in each case ignoring any of the foregoing ratings requirements with respect to any rating agency that is not one of the Rating Agencies (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by a Subordinate Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred with respect to such Subordinate Noteholder. If a letter of credit is furnished as Threshold Event Collateral, the applicable Subordinate Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Subordinate Noteholder shall be required to replace such letter of credit with other

Threshold Event Collateral within 30 days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Control Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by a Subordinate Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Subordinate Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Sections 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the applicable Principal Balance, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(h)       Regardless of whether a Control Appraisal Period is in effect with respect to either Subordinate Note, each of the Master Servicer and the Special Servicer shall provide to each Subordinate Noteholder copies of all notices, reports and information that the Servicing Agreement requires such Master Servicer or Special Servicer, as the case may be, to provide to the Controlling Noteholder during such time as no Control Appraisal Period is in effect.

(i)        The Master Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement. During such time as a Note A2 Control Appraisal Period or a Note B Control Appraisal Period is continuing, the Note A2 Holder or the Note B Holder, respectively, shall have the same right as that afforded to an “Appraised-Out Class” under the section of the Servicing Agreement that is analogous to Section 4.05(b) of the Model PSA, to require the Special Servicer to order an additional or updated Appraisal (referred to in the Model PSA as a “second Appraisal”) at any time with respect to the Mortgage Loan. Any such additional or updated Appraisal shall be at the expense of the requesting Noteholder and the Special Servicer shall obtain such additional or updated Appraisal in accordance with such section of the Servicing Agreement and the Master Servicer shall re-calculate any Appraisal Reduction Amount consistent with such section.

(j)        If an Event of Default under the Mortgage Loan has occurred and is continuing, the Special Servicer may, in accordance with the terms and provisions of the Servicing Agreement and subject to the Servicing Standard, elect to sell (1) the Mortgage Loan, subject to the consent right of the Controlling Noteholder (or its Controlling Noteholder Representative), in which case such sale would include each of the Senior Notes, Note A2 and Note B as determined by the

Special Servicer in accordance with the Servicing Standard (taking into account the subordinate nature of the Subordinate Notes) or (2) the Senior Notes together, in which case of this clause (2) the Special Servicer shall provide notice to the applicable Non-Lead Master Servicer who shall provide notice to the related Non-Controlling Noteholder of the planned sale and of such Non-Controlling Noteholder’s opportunity to submit an offer on the Mortgage Loan.

Each Non-Lead Securitization Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the related Non-Lead Securitization Note. Each Non-Lead Securitization Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, such Non-Lead Securitization Noteholder shall execute and deliver to or at the direction of the Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority of the Lead Securitization Noteholder to sell each Non-Lead Securitization Note, and the obligations of each Non-Lead Securitization Noteholder to execute and deliver instruments or deliver its Non-Lead Securitization Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Person that sold such Lead Securitization Note into the Lead Securitization from the Lead Securitization Trust in connection with a material breach of representation or warranty made by such Person with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by such Person with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the Person that sold such Lead Securitization Note into the Lead Securitization or any document delivery obligation imposed on such Person under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person in connection with the Lead Securitization.

Section 6.          Appointment of Controlling Noteholder Representative.

(a)       The Controlling Noteholder shall have the right at any time to appoint a controlling noteholder representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder and other Noteholders (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Note A1-A Holder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Note A1-A Holder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Note A1-A Holder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Controlling Noteholder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Noteholder Representative until they receive such information from the Controlling Noteholder. The Controlling Noteholder agrees to inform each such Servicer or Trustee of the then-current Controlling Noteholder Representative.

(b)       Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to any other Noteholder or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and the Controlling Noteholder may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)       If the Note A1-A Holder is the Controlling Noteholder, each of the other Senior Noteholders, the Note A2 Holder and the Note B Holder acknowledges and agrees all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Note A1-A Holder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.          Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right, at any time from time to time, to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of any Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder and/or Controlling Noteholder Representative shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not to be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation; (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Note A1-A Holder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence. Prior to the Note A1-A Securitization, if the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if not later than thirty (30) days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan the Controlling Noteholder (or its Controlling Noteholder Representative) elects to replace the Special Servicer, then each Noteholder agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation, in which case such fees shall be payable as provided herein. The Note A1-A Holder will reasonably cooperate with the Controlling Noteholder in order to satisfy the foregoing conditions, including the Rating Agency Confirmation.

Section 8.          Payment Procedure.

(a)       The Note A1-A Holder (or the Master Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account established pursuant to the Servicing Agreement. The Note A1-A Holder (or the Lead Master Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Note A1-A Holder (or the Lead Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day following the Note A1-A Holder’s (or the Lead Master Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower; provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the applicable account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the applicable account within two (2) Business Days of receipt thereof; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead deposit such amounts into the Collection

Account and Companion Distribution Account, as applicable, on the same Business Day that such properly identified funds become available to the Master Servicer.

(b)       If the Note A1-A Holder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Note A1-A Holder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Note A1-A Holder (or the Servicer on its behalf) repay to the Note A1-A Holder (or the Servicer on its behalf) any portion thereof that the Note A1-A Holder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Note A1-A Holder shall have been required to pay to the Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)       If, for any reason, the Note A1-A Holder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Note A1-A Holder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Note A1-A Holder (or the Servicer on its behalf) is under no obligation to do so), and the Note A1-A Holder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, then such other Noteholder will, at the Note A1-A Holder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Note A1-A Holder (or the Servicer on its behalf).

(d)       Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Note A1-A Holder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Note A1-A Holder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder, as applicable, with respect to the Mortgage Loan against any future payments due to such other Noteholder, as applicable, under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Note A1-A Holder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.          Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of each other Noteholder and that such Noteholder shall have no liability whatsoever to any other

Noteholder in connection with such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.        Bankruptcy. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Note A1-A Holder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Note A1-A Holder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoint the Note A1-A Holder as their agent, and grant to the Note A1-A Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Subordinate Noteholders and the Controlling Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Note A1-A Holder but subject to the provisions of Section 5(f), each other Noteholder shall execute, acknowledge and deliver to the Note A1-A Holder all and every such further deeds, conveyances and instruments as the Note A1-A Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.         Cure Rights of Subordinate Noteholders.

(a)       Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Note A1-A Holder shall provide written notice to each Subordinate Noteholder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Note A2 Holder and the Note B Holder shall each have the right, but not the obligation, to cure such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement that the Subordinate Noteholder’s or the Controlling Noteholder Representative’s failure to cure such Monetary Default within seven (7) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made by a Subordinate Noteholder to cure a Monetary

Default, such Subordinate Noteholder shall pay or reimburse the Senior Noteholders for all unreimbursed Advances (whether or not recoverable with respect to any Note), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. No Subordinate Noteholder shall be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Note A1-A Holder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Note A1-A Holder from collecting Default Interest or late charges from the Mortgage Loan Borrower to be applied in accordance with this Agreement. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)       Notwithstanding anything to the contrary contained in Section 11(a), the Subordinate Noteholders’ right to cure under Section 11(a) shall be limited to a combined total of (i) six (6) cures of Monetary Defaults over the term of the Mortgage Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods shall only be permitted with the consent of the Note A1-A Holder and, in the case of Additional Cure Periods requested by the Note B Holder, the Note A2 Holder’s consent will also be required.

(c)       No action taken by a Subordinate Noteholder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholders’ respective rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of any Subordinate Noteholder’s actions under this Agreement. Subject to the terms of this Agreement, each Subordinate Noteholder shall be subrogated to the Senior Noteholders’ respective rights to any payment owing to such Senior Noteholders for which such Subordinate Noteholder makes a cure payment as permitted under this Section 11, and the Note B Holder shall be subrogated to the Note A2 Holder’s rights to any payment owing to such Note A2 Holder for with the Note B Holder makes a cure payment as permitted under this Section 11, but in either case such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the Note is paid in full.

(d)       If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Note A1-A Holder shall provide notice of such Non-Monetary Default to each Subordinate Noteholder and the Controlling Noteholder Representative of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Note A2 Holder and the Note B Holder shall each have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the expiration date of the cure period afforded to the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by such Subordinate Noteholder of the Non-Monetary Default Notice, and (b) the date which is thirty (30) days from the date of receipt by such Subordinate Noteholder of the Non-Monetary Default Notice related to such Non-Monetary Default; provided, however, if such Non-

Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by a Subordinate Noteholder, such Subordinate Noteholder (unless a Control Appraisal Period has occurred and is continuing with respect to such Subordinate Noteholder) shall be given an additional period of time as is reasonably necessary to enable such Subordinate Noteholder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) such Subordinate Noteholder diligently and expeditiously proceed to cure such Non-Monetary Default, (ii) such Subordinate Noteholder makes all cure payments that they are permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Note A2 Holder or Note B Holder have to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur, and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the value, use or operation of the Mortgaged Property taken as whole, which cannot be cured by the applicable Subordinate Noteholder within five (5) days of such notice of such material adverse effect. The Non-Monetary Default Notice shall contain a statement that the Subordinate Noteholders’ or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. No Subordinate Noteholder shall contact the Mortgage Loan Borrower in order to effect any cures under Section 11(a) or this Section 11(d) without the prior written consent of the Note A1-A Holder (or the Servicer on its behalf), such consent not to be unreasonably withheld, conditioned or delayed.

(e)       In the event that both the Note A2 Holder and the Note B Holder deliver a notice of exercise of cure rights, the Note B Holder shall have the right to effectuate the related cure and the right of the Note A2 Holder to cure shall be suspended and any cure payments remitted by the Note A2 Holder shall be returned to the Note A2 Holder. In the case of a Non-Monetary Default, if the Note B Holder does not consummate such cure, notice of which failure the Note A1-A Holder shall promptly communicate (or cause a Servicing Party to communicate) such fact to the Note A2 Holder, then, in the case of a failure by the Note B Holder in circumstances in which the Note A2 Holder delivered a notice of exercise, the Note A2 Holder shall have the right to effectuate such cure within the time period for a cure specified above.

Section 12.          Purchase By Subordinate Noteholder. Each of the Note A2 Holder and the Note B Noteholder shall have the right, by written notice to (x) the Senior Noteholders and (y) if the purchasing Noteholder is the Note B Holder, the Note A2 Holder (a “Noteholder Purchase Notice”; the sender(s) of such notice, the “Purchasing Noteholder”; and each recipient of such notice, a “Selling Noteholder”), delivered at any time an Event of Default under the Mortgage Loan or a Servicing Transfer Event has occurred and is continuing, to purchase, in immediately available funds, (i) if the Purchasing Noteholder is the Note A2 Holder, the Senior Notes, and (ii) if the Purchasing Noteholder is the Note B Holder, the Senior Notes and Note A2 (each Note specified in the Noteholder Purchase Notice, a “Purchased Note”), in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if a Subordinate Noteholder elects to send a Noteholder Purchase Notice pursuant to this Section 12, it must purchase the applicable Purchased Note(s). Upon the delivery of the Noteholder Purchase Notice to the Selling Noteholder(s), the Selling Noteholder shall sell (and the Purchasing Noteholder shall purchase) the Purchased Note(s) at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) days and not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Purchasing Noteholder and the Selling Noteholder(s). The Noteholder Purchase Notice shall contain a statement that the Purchasing Noteholder’s failure to purchase the Purchased Note(s) on a Defaulted Note Purchase Date (other than as a result of any failure to consummate such purchase on the part of the Selling Noteholder or as a result of the conditions giving rise to such purchase ceasing to exist) will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable and not in respect of any other Event of Default. Each Subordinate Noteholder agrees that the sale of any Purchased Notes to it shall comply with all requirements of the Servicing Agreement and that all actual costs and expenses related thereto shall be paid by the applicable Purchasing Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Selling Noteholder(s) (or the Servicer on its or their behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price and reasonably detailed back-up documentation explaining how such price was determined), and shall, absent manifest error, be binding upon the Purchasing Noteholder. Concurrently with the payment to the Selling Noteholder(s) in immediately available funds of the Defaulted Mortgage Loan Purchase Price, the Selling Noteholder(s) shall execute at the sole cost and expense of the Purchasing Noteholder in favor of the Purchasing Noteholder assignment documentation which will assign the Purchased Note(s) and the Mortgage Loan Documents without recourse, representations or warranties (except each Selling Noteholder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver its Note and all of its right, title and interest in and to the Mortgage Loan Documents free and clear of all liens and encumbrances (other than the interest created by the Note(s) that are not the Purchased Note(s))). The right of the Note A2 Holder or the Note B Holder to purchase one or more Notes as set forth above in this Section 12 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Note A1-A Holder shall give the Subordinate Noteholders ten (10) Business Days’ prior written notice of its intent with respect to such action (which such action shall be subject to Section 5 hereof)). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Note A1-A Holder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Note A1-A Holder of a foreclosure sale or sale by power of sale, less than ten (10) Business Days after the acceleration of the Mortgage Loan, the Note A1-A Holder shall notify each Subordinate Noteholder of such transfer and the Note A2 Holder and Note B Holder shall each have a fifteen (15) Business Day period from the date of such notice from the Note A1-A Holder to deliver the Noteholder Purchase Notice to the Note A1-A Holder (and, if the Note B Holder is delivering such Noteholder Purchase Notice, to the Note A2 Holder), in which case such Subordinate Noteholder shall be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) Business Day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.        Representations of each Subordinate Noteholder. Each Subordinate Noteholder represents, solely as to itself and its Subordinate Note, and it is specifically understood and agreed, that it is acquiring such Note for its own account in the ordinary course of its business and none of the Senior Noteholders or the other Subordinate Noteholder shall have any liability or responsibility to such Subordinate Noteholder except (i) as expressly provided herein or (ii) for actions that are taken or omitted to be taken by the Senior Noteholders or such other Subordinate Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Subordinate Noteholder represents and warrants solely as to itself that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Subordinate Noteholder, and that this Agreement is the legal, valid and binding obligation of such Subordinate Noteholder enforceable against such Subordinate Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Subordinate Noteholder represents and warrants solely as to itself that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to perform its obligations hereunder. Each Subordinate Noteholder represents and warrants as to itself that (a) this Agreement has been duly executed and delivered by such Subordinate Noteholder, (b) to such Subordinate Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Subordinate Noteholder have been obtained or made and (c) to such Subordinate Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Subordinate Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Subordinate Noteholder acknowledges that none of the Senior Noteholders or the other Subordinate Noteholder owes such Subordinate Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with such Subordinate Noteholder with respect to any action taken by such Senior Noteholder or other Subordinate Noteholder, as applicable, in connection with the Mortgage Loan.

Each Subordinate Noteholder expressly and irrevocably waives for itself and any Person claiming through or under such Subordinate Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.         Representations of the Senior Noteholders. Each of the Senior Noteholders represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder and that this Agreement is the legal, valid and binding obligation of such Noteholder as applicable enforceable against it in accordance with its terms. Each of the Senior Noteholders represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Senior Noteholders represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to such Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each of the Senior Noteholders acknowledges that no other Noteholder owes such Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein or in the Servicing Agreement, need not consult with such Noteholder with respect to any action taken by such Noteholder in connection with the Mortgage Loan.

Section 15.         Independent Analysis of each Subordinate Noteholder. Each Subordinate Noteholder acknowledges that it has, independently and without reliance upon the Initial Note A1-A Holder, the Initial Note A1-B Holder, the Initial Note A1-C Holder, the Initial Note A1-D Holder, the Initial Note A1-E Holder or the Initial Note A1-F Holder, except with respect to the representations and warranties provided by the Initial Note A1-A Holder, the Initial Note A1-B Holder, the Initial Note A1-C Holder, the Initial Note A1-D Holder, the Initial Note A1-E Holder and the Initial Note A1-F Holder herein and in any documents or instruments executed and delivered by the Initial Note A1-A Holder, the Initial Note A1-B Holder, the Initial Note A1-C Holder, the Initial Note A1-D Holder, the Initial Note A1-E Holder or the Initial Note A1-F Holder in connection herewith (including the representations and warranties provided in the agreement pursuant to which it acquired its Subordinate Note), and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase such Subordinate Note and such Subordinate Noteholder accepts responsibility therefor. Each Subordinate Noteholder hereby acknowledges that, other than the representations and warranties provided herein and in such other documents or instruments, no Senior Noteholder has made any representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by such Senior Noteholder herein and in such other documents and instruments, and that no Senior Noteholder shall have any responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to such Senior Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Subordinate Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.         No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between any of the Noteholders as a partnership, association, joint venture or other entity. No Noteholder shall have any obligation whatsoever to offer to any other Noteholder the opportunity to purchase a Note interest in any future loans originated by such Noteholder, as applicable, or its Affiliates, and if such Noteholder chooses to offer to any other Noteholder the opportunity to purchase a Note interest in any future mortgage loans originated by such Noteholder or their respective Affiliates, such offer shall be at such purchase price and interest rate as such Noteholder, chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder a Note interest in any future loans originated by such other Noteholder or its Affiliates.

Section 17.         Not a Security. No Subordinate Note shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.         Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, (i) (a) the Mortgage Loan Borrower or (b) any direct or indirect parent of the Mortgage Loan Borrower or (c) any Affiliate of the Mortgage Loan Borrower or (d) any Affiliate of any direct or indirect parent of the Mortgage Loan Borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate of a holder of such preferrred equity (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.         Sale of the Notes.

(a)       Each Subordinate Noteholder agrees that it will not Transfer all or any portion of its Note except in accordance with this Section 19. Each Subordinate Noteholder shall have the right, without the need to obtain the consent of any Senior Noteholder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person, provided that any such Transfer shall be made in accordance with the terms of this Section 19. Each Subordinate Noteholder shall have the right to Transfer its entire Note or any portion thereof exceeding 49%, (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer the Senior Noteholders (and, in the case of a Transfer of Note B, the Note A2 Holder) is provided with (x) a representation from a transferee or such Subordinate Noteholder certifying that such transferee is a Qualified Institutional Lender, and (y) a copy of the assignment and assumption agreement referred to in Section 20 and provided further, that such transfer would not cause such Note to be held by more than seven persons and (ii) to an entity that is not a Qualified Institutional Lender, provided that with respect to this clause (ii), such Subordinate Noteholder obtains (1) prior to the Lead Securitization Date, the consent of the Note A1-A Holder and the Note A2 Holder, each such consent not to be unreasonably withheld, conditioned or delayed, and (2) after the Lead Securitization Date, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Note A1-A Holder or the Note A2 Holder shall be required after the closing of the Note A1-A Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer the Senior Noteholders are each provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause the subject Note to be held by more than seven persons; and provided further, however, that in the case of each of clause (i) and (ii), if such transfer would cause there to be no one person owning a majority of the subject Note, then such transfer will not be permitted unless persons owning a majority of the subject Note designate one of such persons to act on behalf of such persons owning such majority. If the subject Note is held by more than one Noteholder at any time, the holders of a majority of the Note A2 Principal Balance or the Note B Principal Balance, as applicable, shall immediately appoint a representative to exercise all rights of such Subordinate Noteholder hereunder. Notwithstanding the foregoing, no Subordinate Noteholder shall Transfer all or any portion of its Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee without the prior consent of both the Note A1-A Holder and the other Subordinate Noteholder, each of which consent may be withheld in such Note A1-A Holder’s or other Subordinate Noteholders sole and absolute discretion. Each Subordinate Noteholder agrees it will pay the expenses of the Note A1-A Holder (including all expenses of the Master Servicer and the Special Servicer) and each other Senior Noteholder (including all expenses of the applicable Non-Lead Master Servicer and the applicable Non-Lead Special Servicer) in connection with any such Transfer.

(b)       All Transfers under Section 19(a) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer (and, in the case of a Transfer of Note B, upon not less than five (5) Business Days’ prior written notice to the Note A2 Holder, unless the Transfer is to an Affiliate of the Note B Holder, in which case written notice need only be given not later than the date of such Transfer), and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the applicable Subordinate Noteholder hereunder with respect to its Note from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by such Subordinate Noteholder of its Note solely as security for a loan to such Subordinate Noteholder made by a third-party lender whereby such Subordinate Noteholder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of such Subordinate Noteholder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of such Subordinate Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any portion of a Subordinate Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such Subordinate Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the subject Subordinate Note as described in clause (c) below). In connection with any such permitted transfer of a portion of a Subordinate Note and for all purposes of this Agreement, a Senior Noteholder need only recognize the majority holder of such Subordinate Note for purposes of notices, consents and other communications between the applicable Senior Noteholder, and such majority holder of the subject Subordinate Note shall be the only Person authorized hereunder to exercise any rights of such Subordinate Noteholder under this Agreement; provided, however, the majority holder of the subject Subordinate Note may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of such Subordinate Noteholder hereunder by delivering written notice thereof to the Senior Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)       In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholders and any Persons acting on their behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Note A2 Control Appraisal Period or a Note B Control Appraisal Period, the aforesaid delegation of rights shall terminate and be of no further force and effect with respect to Note A2 (in the case of a Note A2 Control Appraisal Period) or Note B (in the case of a Note B Control Appraisal Period).

(d)       Each Senior Noteholder shall have the right to Transfer all or any portion of its Note without the prior consent of any other Noteholder (i) prior to an Event of Default, to any party other than the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party and (ii) after an Event of Default, to any party, including the Mortgage Loan Borrower and any Mortgage Loan Borrower Related Party; provided, however, that following any Event of Default under the Mortgage Loan, a Senior Noteholder may only transfer all or any portion of its Note to the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party with the prior written consent of the Controlling Noteholder at any time when such Senior Noteholder is not the Controlling Noteholder; provided  further, however, that following any Transfer of a Senior Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. For the avoidance of doubt, subject to Section 12, no Noteholder or the Servicer shall have any right to Transfer or cause the Transfer of any other Note.

(e)       Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to the first Securitization of any Note, the consent of each other Noteholder and (b) after the closing of the first Securitization of any Note, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to each other Noteholder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Noteholder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to each other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Noteholder and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases each other Noteholder and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)        Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)      Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)      The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.        Registration of Transfer. In connection with any Transfer of a Note (but excluding (x) any participant and (y) any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. In connection with a Transfer of a Note, the Noteholder transferring its interests hereunder shall cause the applicable transfer to be registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon the Lead Securitization, the Certificate Administrator shall automatically become and be the Agent.

Section 21.         Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, and the principal amounts (and stated interest) of the Note owing to each such Noteholder, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register. The parties intend for the Mortgage Loan to be in registered form for federal income tax purposes under Section 5.103-1(c) of the United States Treasury Regulations.

Section 22.        Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation between the parties.

Section 23.        No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, no Non-Lead Noteholder shall have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then each Non-Lead Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.         Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.         Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.         Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.       Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.        Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.       Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.        Withholding Taxes.

(a)       If the Note A1-A Holder shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Subordinate Noteholder with respect to the Mortgage Loan as a result of such Subordinate Noteholder constituting a Non-Exempt Person, the Note A1-A Holder, or the Servicer on its behalf, shall be entitled to do so with respect to such Subordinate Noteholder’s interest in such payment (all withheld amounts being deemed paid to such Subordinate Noteholder), provided that the Note A1-A Holder shall furnish such Subordinate Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Subordinate Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Subordinate Noteholder is subject to tax.

(b)       Each Subordinate Noteholder shall and hereby agrees to indemnify the Note A1-A Holder against and hold the Note A1-A Holder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Note A1-A Holder (or the Servicer on its behalf) to withhold Taxes from payment made to such Subordinate Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Subordinate Noteholder to the Note A1-A Holder in connection with the obligation of the Note A1-A Holder to withhold Taxes from payments made to such Subordinate Noteholder, it being expressly understood and agreed that the Note A1-A Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)       Contemporaneously with the execution of this Agreement, and from time to time as reasonably requested by the Note A1-A Holder or Servicer during the term of this Agreement, each Subordinate Noteholder shall deliver to the Note A1-A Holder or Servicer, as applicable, evidence satisfactory to the Note A1-A Holder substantiating whether such Subordinate Noteholder is a Non-Exempt Person and whether the Note A1-A Holder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, it being acknowledged by the parties hereto that delivery of a certification in the form attached hereto as Exhibit D shall be satisfactory evidence that such Subordinate Noteholder is not a Non-Exempt Person. Without limiting the effect of the foregoing, (i) if a Subordinate Noteholder (or, if such Subordinate Noteholder is disregarded for U.S. federal income tax purposes, the owner of such Subordinate Noteholder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Note A1-A Holder an Internal Revenue Service Form W-9 and (ii) if a Subordinate Noteholder (or, if such Subordinate Noteholder is disregarded for U.S. federal income tax purposes, the owner of such Subordinate Noteholder) is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Subordinate Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Note A1-A Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or applicable successor forms, as may be required from time to time, duly executed by such Subordinate Noteholder; provided that such Subordinate Noteholder, without request, shall deliver a new, appropriately completed Form W-8 if the Subordinate Noteholder’s current Form W-8 “expires” or if there is a “change in circumstances” that makes any of the information on the current Form W-8 incorrect (both within the meaning of the instructions to such Form W-8). The Note A1-A Holder shall not be obligated to make any payment hereunder to the Note A2 Holder or the Note B Holder in respect of Note A2 or Note B, as applicable, or otherwise until such Note A2 Holder or Note B Holder shall have furnished to the Note A1-A Holder the requested forms, certificates, statements or documents.

Section 33.         Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Notes) will be held by the Note A1-A Holder (or a custodian acting on behalf of the Note A1-A Holder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding anything to the contrary in this Agreement, upon the Note A1-A Securitization, the originals of all of the Mortgage Loan Documents (other than the Notes) shall be held by the Custodian (as defined in the Servicing Agreement). Each Note shall be held by the respective Noteholder or a custodian appointed by such Noteholder.

Section 34.         Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Note A1-A Holder (or any Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Note A1-A Holder as a Non-Controlling Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to each other Noteholder (including to the Note A2 Holder and the Note B Holder regardless of whether a Note A2 Control Appraisal Period or a Note B Control Appraisal Period is continuing).

Section 35.         Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.         Certain Matters Affecting the Agent.

(a)       The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)       The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)       The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)        The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)       The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.         Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A1-A Holder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. CREFI, as Initial Agent, may transfer its rights and obligations to a Servicer, as successor Agent, at any time without the consent of any Noteholder. CREFI, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. Notwithstanding the foregoing, the Noteholders hereby agree that, simultaneously with the closing of the Note A1-A Securitization, the Certificate Administrator shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of the Certificate Administrator, as Certificate Administrator under the Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 38.Resizing. Each Noteholder agrees, subject to clause (iii)(y) below, that if a Senior Noteholder determines that it is advantageous to resize its Note (or if the Senior Noteholders and the Note A2 Holder, acting unanimously, determine that it is advantageous to resize the Senior Notes and Note A2) by causing the Mortgage Loan Borrower to execute amended and restated notes (“New Notes”) (which must be pari passu in the event of a resizing of a Senior Note, but shall be senior and subordinate in the event of a resizing of the Senior Notes and Note A2) reallocating the principal of such Note(s) to such New Notes, each Noteholder other than the resizing Noteholder shall cooperate with the resizing Noteholder to effect such resizing at such resizing Noteholder’s expense; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note or Notes immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note or Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (x) change the interest allocable to, or the amount of any payments due to, any other Noteholder, or priority of such payments, or (y) increase any other Noteholder’s obligations or decrease any other Noteholder’s rights, remedies or protections. In connection with any resizing of a Senior Note, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Any cap on a Senior Noteholder’s obligation to pay other Noteholder’s expenses pursuant to Section 40 of this Agreement shall not apply to any other Noteholder’s expenses in connection with a resizing pursuant to this Section 38 or any Securitization of a resized Senior Note.

Section 39.        Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 40.         Cooperation in Securitization.

(a)       Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization of a Senior Note, at the request of the related Noteholder, each other Noteholder shall use commercially reasonable efforts, at the requesting Noteholder’s expense, to satisfy, and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the requesting Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the requesting Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization no other Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of any payments to be made to, such Noteholder, (ii) increase such Noteholder’s obligations or decrease such Noteholder’s rights, remedies or protections hereunder or under any Mortgage Loan Document, or (iii) otherwise materially adversely affect the rights and interests of such Noteholder. In connection with any such Securitization of a Senior Note, each other Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such customary non-confidential information concerning such Noteholder as the requesting Noteholder reasonably determines to be necessary to satisfy its disclosure obligations in connection with its Securitization. Each Noteholder covenants and agrees that if it is not the requesting Noteholder, it shall use commercially reasonable efforts to cooperate with the requests of each Rating Agency and the requesting Noteholder in connection with the preparation of any offering documents in connection with the Securitization, and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document, all at the cost and expense of the requesting Noteholder. Each Noteholder acknowledges that the information provided by it to the requesting Noteholder pursuant to this Section 40 may be incorporated into the offering documents for a Securitization. A requesting Senior Noteholder and each Rating Agency shall be entitled to rely on the information supplied by each other Noteholder pursuant to this Section 40.

(b)       The Senior Noteholder securitizing its Note may, at its election, deliver to each other Noteholder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and (in the case of the Note A1-A Securitization) the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. Each other Noteholder may, at its election, review and comment thereon insofar as it relates to such other Noteholder and/or its Note, and, if such other Noteholder elects to review and comment, such other Noteholder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such other Noteholder fails to respond within such time, such other Noteholder shall be deemed to have elected to not comment thereon (but no failure to comment shall constitute a waiver of such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). In the event of any disagreement between any such other Noteholder with respect to the preliminary and final offering memoranda, prospectus, free writing prospectus or any other disclosure documents the requesting Noteholder’s determination shall control (the parties acknowledging that no inaccuracy in such documents shall in any respect prejudice any such other Noteholder’s rights hereunder or under the Mortgage Loan Documents). No such other Noteholder shall have any obligation or liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

(c)       Notwithstanding anything herein to the contrary, each Senior Noteholder acknowledges and agrees that (i) no other Noteholder shall be required to incur any out-of-pocket expenses in connection with their respective Securitizations of the Senior Notes, and (ii) any such other Noteholder shall only be required to disclose such customary non-confidential information reasonably determined by the requesting Senior Noteholder to be necessary to satisfy its disclosure obligations in connection with its Securitization.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

INITIAL NOTE A1-A HOLDER, INITIAL NOTE A1-B HOLDER, INITIAL NOTE A1-C HOLDER, INITIAL NOTE A1-D HOLDER, INITIAL NOTE A1-D HOLDER, INITIAL NOTE A1-E HOLDER, INITIAL NOTE A1-F HOLDER AND INITIAL AGENT:

CITI REAL ESTATE FUNDING INC.

By:	/s/ Brad Bloom
Name: Brad Bloom Title: Vice President

65 Bay Street

INITIAL NOTE A2 HOLDER: CITI REAL ESTATE FUNDING INC.

By:	/s/ Brad Bloom
Name: Brad Bloom Title: Vice President

65 Bay Street

INITIAL NOTE B HOLDER: IGIS US PRIVATE PLACEMENT REAL ESTATE INVESTMENT TRUST NO. 169, a Korean company

By:	NongHyup Bank, as trustee

By:	/s/ Seo Wan Chul
Name: Seo Wan Chul Title: Manager

65 Bay Street

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of March 14, 2018 between Morgan Street Developers Urban Renewal Company, LLC, as borrower, and Citi Real Estate Funding Inc., as lender
Date of the Mortgage Loan:	March 14, 2018
Date of Note A1-A:	March 14, 2018
Date of Note A1-B:	March 14, 2018
Date of Note A1-C:	March 14, 2018
Date of Note A1-D:	March 14, 2018
Date of Note A1-E:	March 14, 2018
Date of Note A1-F:	March 14, 2018
Date of Note A2:	March 14, 2018
Date of Note B:	March 14, 2018
Initial Principal Amount of Mortgage Loan:	$200,000,000
Location of Mortgaged Property:	Jersey City, New Jersey
Stated Maturity Date:	April 6, 2028

A-1

B.       Description of Note Interests:

Initial Note A1-A Principal Balance:	$20,000,000
Initial Note A1-B Principal Balance:	$20,000,000
Initial Note A1-C Principal Balance:	$20,000,000
Initial Note A1-D Principal Balance:	$20,000,000
Initial Note A1-E Principal Balance:	$10,000,000
Initial Note A1-F Principal Balance:	$10,000,000
Initial Note A2 Principal Balance:	$60,400,000
Initial Note B Principal Balance:	$39,600,000
Initial Note A1 Percentage Interest:	50.0%
Initial Note A2 Percentage Interest:	30.2%
Initial Note B Percentage Interest:	19.8%
Note A1 Rate:	4.6616%
Note A2 Rate:	5.00%
Note B Rate:	5.40%

A-2

EXHIBIT B

Initial Note A1-A Holder and Initial Note A1-B Holder:
Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice
Facsimile number: (212) 723-8599

with copies to

Citi Real Estate Funding Inc.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

Initial Note A2 Holder:
Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice
Facsimile number: (212) 723-8599

with copies to

B-1

Citi Real Estate Funding Inc.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

Initial Note B Holder:
IGIS US Private Placement Real Estate Investment Trust No. 169, a Korean company
14F, Sewoo Building
115 Yeouigongwon-ro
Yeongdeungpo-gu, Seoul 07241
Republic of Korea

Attention: Nawoo Lee
Facsimile number: +82 2 780 7303

B-2

EXHIBIT C

PERMITTED FUND MANAGERS

1. Apollo Global Real Estate

2. Apollo Global Management

3. Archon Capital, L.P.

4. AREA Property Partners

5. Athene Asset Management, L.P.

6. BlackRock, Inc.

7. The Blackstone Group International Ltd.

8. Brookfield Asset Management

9. Capital Trust, Inc.

10. Clarion Partners

11. Colony Capital, Inc.

12. DLJ Real Estate Capital Partners

13. Eightfold Real Estate Capital, L.P.

14. Fortress Investment Group LLC

15. Garrison Investment Group

16. Goldman, Sachs & Co.

17. iStar Financial Inc.

18. J.E. Robert Companies

19. KKR Real Estate Manager Finance LLC

20. Lend-Lease Real Estate Investments

21. LoanCore Capital

22. Lonestar Funds

23. Praedium Group

24. Raith Capital Partners, LLC

25. Rialto Capital Management, LLC

26. Rockpoint Group

27. Starwood Capital/Starwood Financial Trust

28. Torchlight Investors

29. Walton Street Capital, LLC

30. Westbrook Partners

31. WestRiver Capital

32. Whitehall Street Real Estate Fund, L.P.

33. Vestas Investment Management Co., Ltd.

C-1

EXHIBIT D

PORTFOLIO INTEREST CERTIFICATION

Reference is hereby made to the Co-Lender Agreement dated as of [   ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 32 [Withholding Taxes] of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the promissory note evidencing Note [A2][B] in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Master Servicer and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

D-1